UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 6, 2007

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 Orchard Drive

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 894-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On April 6, 2007, Christopher M. Pickett resigned his position as Executive Vice President, Technology Licensing of Tessera Technologies, Inc. In connection with Mr. Pickett’s resignation, Tessera, Inc. (“Tessera”), a wholly-owned subsidiary of Tessera Technologies, Inc., entered into a Consulting Agreement, dated as of April 6, 2007 (the “Consulting Agreement”), under which Mr. Pickett has agreed to provide certain advice and consulting services to Tessera. Tessera will pay Mr. Pickett a monthly fee of $5,000 and an hourly fee of $150 in connection with his services, as well as a $10,000 bonus in connection with the execution of certain agreements. The Consulting Agreement further provides for the continuation of medical benefits and for the continued vesting of Mr. Pickett’s currently outstanding options and restricted stock grants pursuant to their original terms, for so long as he continues to provide consulting services to Tessera under the Consulting Agreement. The agreement may be terminated by either party at any time, and, unless terminated earlier, will continue in effect through December 31, 2007.

Mr. Pickett’s responsibilities have been assumed by Scot Griffin, Tessera’s Senior Vice President and General Counsel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2007	TESSERA TECHNOLOGIES, INC.

/s/ Bruce M. McWilliams
	Name:	Bruce M. McWilliams
	Title:	Chief Executive Officer